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                    AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                                  ASTRALIS LTD.

                                 SKYEPHARMA PLC

                      THE PARTIES LISTED IN ANNEX A HERETO

                                       AND

                        THE PARTIES WHO EXECUTE ADDENDUMS










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      This is an amendment (this "Amendment") dated January 20, 2004 to the
Stockholders Agreement (the "Agreement") dated as of December 10, 2001 by and among Astralis Ltd., a Delaware corporation (the "Corporation"), SkyePharma PLC, a company incorporated under the laws of England and Wales ("SkyePharma"), those parties listed in Annex A hereto (the "Original Stockholders"), and the parties subject to an Addendum. All parties to this Amendment, the Agreement and any Addendum, with the exception of the Corporation, are collectively referred to as the "Stockholders."

                                    RECITALS

      WHEREAS, the Original Stockholders beneficially own shares of the issued and outstanding voting Common Stock of the Corporation, par value $0.0001 per share ("Common Stock") or are otherwise Founders (as hereinafter defined) of the Corporation;

      WHEREAS, the Corporation and SkyePharma entered into a Purchase Agreement, dated as of December 10, 2001 (the "Purchase Agreement"), pursuant to which SkyePharma purchased 2,000,000 shares of the Corporation's Series A Convertible Preferred Stock, par value $0.001 per share (the "Convertible Preferred Stock") and in connection with the execution of the Purchase Agreement, the Corporation and certain of the Original Stockholders entered into the Agreement; and

      WHEREAS, the Corporation and the Original Stockholders desire to amend the Agreement in connection with the conversion of SkyePharma of the Convertible Preferred Stock on the date hereof pursuant to the terms of the Omnibus Conversion Agreement, dated as of January 12, 2004, by and between the Corporation and SkyePharma (the "Omnibus Conversion Agreement").

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1.    General.

      The parties acknowledge that all provisions of the Agreement, except as amended hereby, shall remain in full force and effect.

      2.    Definitions.

      Capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement. Whenever appearing in the Agreement, and any other documents executed in connection with the Purchase Agreement, the term "Agreement" shall be deemed to mean the Agreement as amended.

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      3.    Section 2.1 of the Agreement.

      Section 2.1 of the Agreement is hereby deleted and replaced in its entirety as follows:

      2.1   Board of Directors.

            (a) From and after the date of this Amendment, at all times while the Agreement is in effect, the Board of Directors of the Corporation shall be comprised of at least seven Directors and shall include at least two Independent Directors. The Board of Directors of the Corporation shall at all times use its best efforts to nominate at least two persons for election by the holders of shares of Common Stock to serve as Independent Directors. Fabien Pictet shall not, solely as a result of his involvement in the Private Placement (as such term is defined in the Omnibus Conversion Agreement), be disqualified from being an Independent Director. The parties agree that other factors, relationships or involvement in other transactions with, by or on behalf of the Corporation (whether of a similar nature to the Private Placement or not) could be considered in the future in determining whether Mr. Pictet may qualify as an Independent Director. However, as of the date of this Amendment, the parties agree that Mr. Pictet qualifies as an Independent Director.

            (b) From and after the date of this Amendment, at all times while this Section 2.1(b) is in effect, SkyePharma shall have the right to nominate one Director (the "SkyePharma Director"), who shall initially be Michael Ashton.

            (c) From and after the date of this Amendment until the third anniversary of the date of this Amendment, Jose Antonio O'Daly, Mike Ajnsztajn, Gaston Liebhaber and Gina Tedesco (each a "Founder" and collectively, the "Founders") shall each have the right to nominate one Director (each a "Founder's Director" and collectively, the "Founders' Directors"). Such Founders' Directors shall initially be Jose Antonio O'Daly, Mike Ajnsztajn, Gaston Liebhaber and Gina Tedesco. A Stockholder shall cease to be a Founder and shall be unable to exercise the rights granted to Founders hereunder including under Sections 2.1(c), 2.1(d), 2.1(e), 2.2(c) and 2.2(d) of this Agreement (but shall for all other purposes continue to be a Stockholder) if, (i) in the case of Jose Antonio O'Daly and Mike Ajnsztajn, (x) such Founder shall no longer beneficially own, in the aggregate, at least 25% of the shares of Common Stock held by such Founder on the date hereof and (y) such Founder ceases to be an officer of the Corporation (unless such Founder is terminated other than for cause) or (ii) in the case of Gina Tedesco, such Founder ceases to be an officer of the Corporation (unless such Founder is terminated other than for cause) or
(iii) in the case of Gaston Liebhaber, such Founder shall no longer beneficially own, in the aggregate, at least 25% of the shares of Common Stock held by such Founder on the date hereof.


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            (d) If, at any time when SkyePharma has the ability to appoint the
SkyePharma Director under Section 2.1(b) above, SkyePharma requests that the SkyePharma Director be removed (with or without cause) by written notice thereof to the other Stockholders, then each Stockholder shall vote all shares of Common Stock owned or held of record by such Stockholder to effect the removal and vote for the replacement Director designated by SkyePharma. If, at any time when a Founder has the ability to appoint a Founders Director under Section 2.1(c) above, such Founder requests that the Founders Director he or she nominated be removed (with or without cause) by written notice thereof to the other Stockholders, then each Stockholder shall vote all shares of Common Stock owned or held of record by such Stockholder to effect the removal and vote for the replacement Director designated by such Founder.

            (e) If, at any time when SkyePharma has the ability to appoint the SkyePharma Director under Section 2.1(b) above, a vacancy is created on the Board of Directors at any time by reason of death, disability, retirement, resignation, removal or otherwise of the SkyePharma Director, SkyePharma shall be entitled to nominate a successor Director to fill the vacancy created thereby. If, at any time when a Founder has the ability to appoint a Founder's Director under Section 2.1(c) above, a vacancy is created on the Board of Directors at any time by reason of death, disability, retirement, resignation, removal or otherwise of a Founder's Director, the Founder who nominated such Founder's Director shall be entitled to nominate a successor Director to fill the vacancy created thereby.

            (f) At all times while this Agreement is in effect, a quorum of the Board of Directors shall consist of a majority of the entire Board of Directors and must include at least one Independent Director.

            (g) The Corporation agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits hereof. Such actions include, without limitation, the use of the Corporation's best efforts to cause the nomination and election of the directors designated as provided above.

      4.    Section 2.2 of the Agreement.

      Section 2.2 of the Agreement is hereby deleted in its entirety and replaced as follows:

      2.2   Stockholder Votes.

            (a) Each Stockholder shall vote its shares of Common Stock (including any shares of Common Stock issued upon exercise of any Warrants) at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders of the Corporation, and shall take all other actions necessary, to elect the Independent Directors nominated by the Board of Directors as described in Section 2.1(a) of this Amendment.


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            (b) Each Stockholder shall vote its shares of Common Stock,
      (including any shares of Common Stock issued upon exercise of any Warrants) at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders of the Corporation, and shall take all other actions necessary, to elect the nominee if so nominated to the Board of Directors by SkyePharma pursuant to Section 2.1(b) or 2.1(d) or 2.1(e) of this Amendment.

            (c) Until the third anniversary of the date of this Amendment, SkyePharma shall vote its shares of Common Stock (including any shares of Common Stock issued upon exercise of any Warrants) at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders of the Corporation, and shall take all other actions necessary, to elect the nominee if so nominated to the Board of Directors by the Founders pursuant to Section 2.1(c), 2.1(d) or 2.1(e) of this Amendment.

            (d) Until the third anniversary of the date of this Amendment, when and as instructed by the Founders in accordance with Section 2.2(e), SkyePharma shall vote all of its shares of Common Stock in favor of any resolution approved by the Board of Directors (provided, however, that the resolution shall have been approved by all directors who qualify as Independent Directors currently serving as Directors) pursuant to which there is proposed the following:

                  (i) an amendment to the Certificate of Incorporation providing solely for an increase in authorized capital stock of the Corporation or a change in capital stock by means of a stock split, reverse stock split or stock dividend;

                  (ii) an adoption of, or any amendment to, any employee benefit plan generally applicable to all employees of the Corporation, including without limitation, a stock option plan, stock issuance plan or rights plan;

                  (iii) the issuance of additional securities for cash (if
            required to be solicited in accordance with the rules of the Nasdaq or other market or stock exchange upon which the Corporation's Common Stock is listed or traded); or

                  (iv) the sale of all outstanding capital stock of the
            Corporation, the sale of all or substantially all of the Corporation's assets or the merger of the Corporation with another entity, as a result of which the stockholders of the Corporation immediately prior to such transaction hold less than 50% of the combined entity, provided, however, that SkyePharma will only be required to vote in favor of a transaction in which (x) SkyePharma will receive the same consideration for its shares of Common Stock as all other holders of Common Stock and will be able to participate in such transaction upon the same terms as the most favorable terms available to the Founders or any other stockholders of the Corporation and (y) the total consideration for such transaction is greater than $135 million.


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            (e) Notwithstanding any other provisions of this Agreement, (i) for purposes of nominations, appointments or instructions to vote for Founders' Directors pursuant to Section 2.1 of this Agreement, no such nomination, appointment or instruction to vote shall be binding with respect to any Stockholder unless such Stockholder shall have received a notice signed by the Founder nominating such Founder's Director containing clear instructions with respect to the voting of the shares held by such Stockholder and (ii) for purposes of nominations, appointments and instructions to vote required or permitted to be given by the Founders, other than the election of Founders' Directors pursuant to Section 2.1 of this Agreement, no such nomination, appointment or instruction to vote shall be binding with respect to any Stockholder unless such Stockholder shall have received a notice, signed by more than a simple majority of the Founders, containing clear instructions with respect to the voting of the shares held by such Stockholder.

            (f) Each Stockholder agrees that such Stockholder shall not deposit any shares of Common Stock in a voting trust or subject the shares of Common Stock to any agreement, arrangement or understanding with respect to the voting of the shares of Common Stock, to the extent such arrangement or trust is inconsistent with the Agreement.

      5.    Ownership of Shares.

            Annex A hereto correctly sets forth, as of the date of this Amendment, the number of shares of Common Stock and Warrants owned beneficially and of record by each Original Stockholder.

      6.    Section 3.1 of the Agreement

            (a) The first sentence of Section 3.1 of the Agreement is hereby amended to read as follows:

            Other than Transfers to the public pursuant to (i) an effective Registration Statement or (ii) on a recognized national securities exchange, the Nasdaq Stock Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or any similar quotation and reporting service, each Stockholder (other than SkyePharma) will cause any proposed transferee of any share of Common Stock or of any Warrant held by him or it to agree to take and hold such share of Common Stock or Warrant, as the case may be, subject to the provisions and upon the conditions specified in this Agreement and to become a party to this Agreement as set forth in the Addendum to this Agreement.


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            (b) The following subparagraph is added to Section 3.1 of the
Agreement:

            In the event SkyePharma transfers any share of Common Stock or any Warrant to any Affiliate, SkyePharma will cause any such proposed Affiliate transferee of any share of Common Stock or of any Warrant held by it to agree to take and hold such share of Common Stock or Warrant, as the case may be, subject to the provisions and upon the conditions specified in this Agreement and to become a party to this Agreement as set forth in the Addendum to this Agreement. No such Transfer shall be binding upon the Corporation unless:

                  (i) such transferee shall have executed and delivered to the
            Corporation, as a condition precedent to any Transfer of shares of Common Stock or of any Warrant, a written agreement confirming that such transferee agrees to be bound by the terms of this Agreement; and

                  (ii) the certificates issued to such transferee which
            represent the shares of Common Stock or Warrants so Transferred shall bear the legends provided in Section 4.2.

      7.    Section 4.3 of the Agreement.

            Section 4.3 of the Agreement is hereby deleted and replaced in its entirety as follows:

      4.3   Notices.

            All notices, requests, demands and other communications which are required or may be given under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a U.S. address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested. In each case notice shall be sent to:

                  If to the Corporation addressed to:

                           Astralis Ltd.
                           75 Passaic Avenue
                           Fairfield, NJ 07004
                           Attention:  Mr. Mike Ajnsztajn
                           Telecopier: +1-973-227-7169

                  With a copy to:

                           McCarter & English, LLP
                           4 Gateway Center
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attn:  Jeffrey A. Baumel, Esq.
                           Telecopier: +1-973-624-7070



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                  If to SkyePharma addressed to:

                           SkyePharma PLC
                           105 Piccadilly
                           London, England W1J 7NJ

                           Attention:  Company Secretary
                           Telecopier: +44-20-7491-3338

                  With a copy to:

                           Sullivan & Cromwell LLP
                           1 New Fetter Lane
                           London, England EC4A 1AN
                           Attention:  Kathryn A. Campbell, Esq.
                           Telecopier: +44-20-7710-6565

            If to any Stockholder (other than SkyePharma), to such Stockholder at the address indicated in Annex A hereto or in the Addendum. Changes in notice addresses may be made by a notice delivered to the Corporation pursuant to this
Section 4.3.

      8.    Section 4.5(a) of the Agreement.

            Section 4.5(a) of the Agreement is hereby deleted and replaced in its entirety as follows:


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      4.5   Agreement; Amendments and Waivers; Addendums.

            (a) This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement shall terminate upon the later to occur of (i) the SkyePharma Termination Date or (ii) the third anniversary of this Amendment. Further, this Agreement may be terminated by the mutual written consent of the parties hereto. For purposes hereof, the "SkyePharma Termination Date" shall mean the date on which SkyePharma shall no longer beneficially own, in the aggregate, at least 20% of the shares of the outstanding Common Stock of the Corporation, calculated by (i) including in the numerator any shares of Common Stock into which securities held by SkyePharma are exercisable or convertible and (ii) including in the denominator only those shares actually issued and outstanding, and not including stock held in the treasury or repurchased by the Corporation. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided for herein or therein.

      9.    Section 4.6 of the Agreement.

            Section 4.6 of the Agreement is hereby deleted and replaced in its entirety as follows:

      4.6   Successors and Assigns.

            This Agreement shall inure to the benefit of, and be binding upon, the Corporation, each Stockholder and their respective successors, assigns, heirs, executors and administration. Notwithstanding the above, the rights that are specific to the Founders hereunder (and the corresponding obligations of SkyePharma), including the right to nominate a Founders Director pursuant to
Section 2.1(c), the right to require SkyePharma to vote in favor of such Founders Director under Section 2.2(c) and the right to require SkyePharma to vote its shares in favor of certain transactions approved by the Board of Directors under Section 2.2(d) shall not be transferable or assignable by such Founder without the prior written consent of SkyePharma, such consent not to be unreasonably withheld.

      10.   Integration.

            This Amendment together with the Agreement constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersede all prior proposals, negotiations, agreements and understandings relating to such subject matter.


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      11.   Amendments; Waivers.

            No term, covenant, agreement or condition of this Amendment may be amended, or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively), unless agreed to in writing by the party to be bound thereby.

      12.   Severability.

            In the event that any one or more of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegibility or unenforceability shall not affect any other provision of this Amendment.

      13.   Incorporation by Reference.

            This Amendment is incorporated by reference to the Agreement. Except as otherwise provided herein, all of the provisions of the Agreement are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Amendment.

      14.   Governing Law; Successors and Assigns.

            This Amendment shall be construed in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof. Each party hereto agrees that it shall bring up any action or proceeding in respect of any claim arising out of or related to this agreement or the transactions contained in and contemplated by this Amendment, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or, if such court is not available, the Supreme Court of the State of New York for the county of New York (the "Chosen Courts") and solely in connection with claims arising under the Agreement or the transactions contained in or contemplated by this Amendment (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and agrees not to commence any action in respect of any such claim in any other court or forum, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) waives any right to a trial by jury and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.3 of the Agreement.


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      15.   Counterparts.

            This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      16.   Further Assurances.

            Each of the parties shall execute and deliver such further instruments and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

      17.   Cumulative Remedies.

            All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.



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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                        Astralis Ltd.

                                        By: /s/ Mike Ajnsztajn
                                            ----------------------------
                                            Name:  Mike Ajnsztajn
                                            Title: Chief Executive Officer


                                        SkyePharma PLC

                                        By: /s/ Donald Nicholson
                                            ----------------------------
                                            Name:  Donald Nicholson
                                            Title: Finance Director

                                        /s/ Jose Antonio O'Daly
                                        --------------------------------
                                        Jose Antonio O'Daly


                                        /s/ Mike Ajnsztajn
                                        --------------------------------
                                        Mike Ajnsztajn


                                        /s/ Gaston Liebhaber
                                        --------------------------------
                                        Gaston Liebhaber


                                        /s/ Gina Tedesco
                                        --------------------------------
                                        Gina Tedesco


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                         LIST OF ORIGINAL STOCKHOLDERS,
                             ADDRESSES AND HOLDINGS


NAME AND ADDRESS           SHARES
----------------           ------

Jose Antonio O'Daly        13,640,000

Mike Ajnsztajn              8,680,000

Gaston Liebhaber            2,480,000

Gina Tedesco                *



Each Original Stockholder's business address is c/o Astralis Ltd., 75 Passaic Avenue, Fairfield, NJ 07004, U.S.A.

* Gina Tedesco may be deemed to be the beneficial owner of the shares of common stock owned by her husband, Mike Ajnsztajn.